UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/23/2008

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) Pacer International, Inc. (the "Company") announced the following key senior executive appointments and promotions: Daniel W. Avramovich has been named President of Retail Intermodal Services; Adriene B. Bailey has been named President of Wholesale Intermodal Services and Brian C. Kane has been named Senior Vice President, Finance. These appointments are effective June 30, 2008.
Prior to joining Pacer effective as of June 30, 2008, Mr. Avramovich, age 57, served as Executive Vice President, Sales & Marketing of Kansas City Southern, a rail carrier, from May 2006 to May 2008 and as President, Network Services Americas for Exel plc, a provider of contract logistics and supply chain management, from 2003 to 2006. From 2000 to 2003, he served as President, Exel Direct for Exel plc.
Mr. Avramovich's terms of employment include an annual base salary of $350,000, a target bonus opportunity of 75% of his annual base salary and a 12-month severance commitment if his employment is terminated by the Company without "cause." In addition, Mr. Avramovich was awarded 50,000 shares of restricted stock under the Company's 2006 Long-Term Incentive Plan, vesting in 25% annual increments beginning June 1, 2009, subject to his employment with the Company on the vesting date. The Company expects to enter into an employment agreement with Mr. Avramovich consistent with the offer of employment and based on the Company's standard form of executive employment agreement, which will include restrictive covenants for the Company's benefit relating to the non-disclosure of the Company's confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and non-competition with regard to any business or activity that competes with the Company. A summary of the terms of Mr. Avramovich's employment arrangements is furnished as Exhibit 10.1 hereto.
Ms. Bailey, age 45, has served as Executive Vice President, Strategy and Organizational Development from October 2007 until this promotion to President Wholesale Intermodal Services. From February 2007 until October 2007, she led the Company's Development Team focused on cost efficiencies and organizational effectiveness across all of the Company's operations. Since joining the Company in 2000 as Vice President of Planning, Ms. Bailey has held several executive management positions with the Company's Stacktrain operation, including Executive Vice President, Wholesale Product Development from November 2005 to February 2007, Executive Vice President, Business Development and Transportation Purchasing from November 2002 to November 2007, and Executive Vice President, Equipment and Logistics from January 2001 to November 2002. Prior to joining the Company, her positions included Assistant Vice President for Service Planning and Operations Research for CSX Transportation, Vice President of Service Planning and Design for Southern Pacific Railroad, and consultant for Mercer Management Consulting and its predecessor firm, Temple, Barker & Sloane.
In connection with her promotion, Ms. Bailey's annual base salary has been increased to $300,000 and her target bonus percentage under the Company's annual cash bonus plan has been increased to 50% of base salary. In addition, Ms. Bailey was awarded 8,000 shares of restricted stock under the Company's 2006 Long-Term Incentive Plan in addition to 6,000 restricted shares previously awarded. These additional restricted shares vest in 25% annual increments beginning June 1, 2009, subject to her employment with the Company on the vesting date.

As Senior Vice President, Finance, Mr. Kane, age 52, will serve as the Company's principal accounting officer, replacing Marc Jensen who has served in this capacity since May 15, 2007. Marc Jensen will continue to serve as the Company's Vice President, Corporate Controller.

Mr. Kane has served as Executive Vice President and Chief Operating Officer of the Company's Intermodal segment from October 2006 until this new assignment and as Vice President and Corporate Controller and principal accounting officer of the Company from November 2003 until October 2006. Mr. Kane served as Vice President and Controller of Pacer Stacktrain from May 1999 until November 2003 and prior to that as Director of Financial Reporting from May 1998 until May 1999. Prior to joining the Company, Mr. Kane was Vice President of Finance for the Shell Martinez Refining Company from November 1996 until May 1998 and Controller for Southern Pacific Transportation Company from April 1990 until November 1996.

In connection with his promotion, Mr. Kane's annual base salary has been increased to $300,000. His target bonus percentage under the Company's annual cash bonus plan remains at 40% of base salary. In addition, Mr. Kane was awarded 4,000 shares of restricted stock under the Company's 2006 Long-Term Incentive Plan, in addition to 10,000 restricted shares previously awarded. These additional restricted shares vest in 25% annual increments beginning June 1, 2009, subject to his employment with the Company on the vesting date.

Mr. Kane is a party to an employment agreement with the Company which continues in effect until terminated upon notice from the Company or Mr. Kane as provided in the agreement. The agreement sets a minimum base salary and the targeted bonus opportunity (as a percentage of annual base salary) under the Company's annual cash performance plan. If Mr. Kane's employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without "cause," as defined in the agreement, he would be entitled to continued base salary for a period of twelve months following the termination and to a pro-rata bonus for the year in which the termination occurred. Under the agreement, in order to be entitled to severance payments, Mr. Kane has agreed not to disclose the Company's confidential business information and trade secrets; to grant and assign inventions to the Company; and during the twelve-month severance period, not to solicit the Company's customers, vendors, agents, contractors or employees to alter adversely their relationship with the Company. Mr. Kane's amended and restated employment agreement is filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 17, 2004, which is hereby incorporated by reference.

Mr. Kane and Ms. Bailey also participate, and Mr. Avramovich will participate, in the Company's supplemental severance program that doubles the period during which severance would be payable, up to a maximum of 24 months, if the employee's employment is terminated by the Company or its successor without cause or by the employee with "good reason" within 18 months after a change in control of the Company.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibits

       10.1        Summary of terms of employment arrangements with Mr. Avramovich.

99.1        Press Release of Pacer International, Inc., dated June 23, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: June 26, 2008	By:	/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Summary of terms of employment arrangements with Mr. Avramovich
EX-99.1	Press Release of Pacer International, Inc. dated June 23, 2008